UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 7, 2013

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code  (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Ball Corporation’s (the “Company”) previously announced cash tender offer for any and all of its outstanding 7.125% senior notes due 2016 (the “2016 Notes”) expired at 9:00 a.m., New York City time, on June 7, 2013 (the “Expiration Time”).  As of the Expiration Time, approximately $251,008,000 aggregate principal amount of the 2016 Notes had been validly tendered and not validly withdrawn  representing approximately 67% of the outstanding 2016 Notes.  The remaining 2016 Notes were called for redemption on May 22, 2013 and will be redeemed on June 21, 2013 (the “Redemption Date”), for 100% of the principal amount of Notes redeemed plus the Applicable Premium (as defined in the Second Supplemental Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K, dated August 20, 2009, filed August 26, 2009) as of, plus accrued and unpaid interest to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2013	BALL CORPORATION

	By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Corporate Secretary